As filed with the Securities and Exchange Commission on October 24, 2018

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
October 24, 2018
___________________________
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina 28255
(Address of principal executive offices)

(704) 386-5681
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2018, the board of directors (the “Board”) of Bank of America Corporation (the “Corporation”) appointed Dr. Clayton S. Rose to serve on the Board effective immediately, and also appointed Dr. Rose to serve on the Board's Audit and Compensation and Benefits Committees. Dr. Rose is the president of Bowdoin College. Dr. Rose will receive compensation as a non-employee director in accordance with the Corporation’s non-employee director compensation program described under the caption “Director Compensation” in the Corporation’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 12, 2018. Under the non-employee director compensation program, Dr. Rose will be granted restricted stock and cash awards on October 24, 2018, the amount of which will be prorated from the date of appointment to the Corporation’s next annual stockholders’ meeting.

A copy of the Corporation’s news release announcing the appointment of Dr. Rose is furnished as Exhibit 99.1 and is incorporated in this report by reference.

ITEM 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	News Release dated October 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

Dated: October 24, 2018

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